UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2025

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7500 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 5.02 of the Current Report on Form 8-K filed on September 8, 2025 (the “Original Form 8-K”) solely to update the Original Form 8-K with Kris Pederson’s and Ted Wilm’s committee assignments, which had not been determined at the time of filing the Original Form 8-K. No other changes have been made to the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On September 8, 2025, the Board of Directors (the “Board”) of Eagle Bancorp, Inc. (the “Company”), the parent company of EagleBank (the “Bank”), and the Board of Directors of the Bank, upon the recommendation of the Governance and Nominating Committee of the Board, appointed Kris Pederson and Ted Wilm as directors of the Company and of the Bank, effective immediately. The Board has determined that Ms. Pederson and Mr. Wilm are independent under the applicable rules of The Nasdaq Stock Market. Upon Ms. Pederson and Mr. Wilm’s appointment to the Board on September 8, 2025, the number of directors constituting the Board increased to ten directors. On November 24, 2025, upon the recommendation of the Governance and Nominating Committee of the Board, the Board appointed Ms. Pederson to the Governance and Nominating Committee and the Compensation Committee and appointed Mr. Wilm to the Audit Committee and the Risk Committee.

Ms. Pederson and Mr. Wilm will receive the Company’s standard compensation for non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Scheduled 14A, filed with the Securities and Exchange Commission on April 1, 2025.

There are no arrangements between Ms. Pederson or Mr. Wilm and any other persons, pursuant to which Ms. Pederson or Mr. Wilm were selected as directors to the Board. There are no related party transactions between the Company and Ms. Pederson or Mr. Wilm that would be required to be reported pursuant to Item 404(a) of Regulation of S-K of the Securities Act of 1933, as amended.

Over the course of Ms. Pederson’s career, she has managed businesses, global strategies, and P&Ls at EY, IBM, and PricewaterhouseCoopers (PwC). She holds board positions with SOBR Safe (NASDAQ: SOBR) as the Nomination and Governance Chair, the National Football League Alumni Association as Audit Chair, the National Association of Corporate Directors Colorado, and the NASDAQ Center for Board Governance. She also previously served on the Board of Great Western Bank on the Audit Committee and participated in the Bank’s Initial Public Offering, Windward Reports, and the Harvard Business School Alumni Board.

Mr. Wilm enjoyed a 38-year career at PwC, serving many of the firm’s largest asset management and financial services clients. He also served as the office managing partner of PwC’s Irvine, California office and co-managed the firm’s Southwest operations. Mr. Wilm was the audit committee chair of California Bancorp, and its operating subsidiary, California Bank of Commerce, until their merger with the Bank of Southern California in July 2024. He also holds leadership positions with the Corporate Directors Roundtable and the Forum for Corporate Directors in Orange County, California.

Item 9.01. Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: November 26, 2025	By:	/s/ Eric R. Newell
Eric R. Newell
Senior Executive Vice President, Chief Financial Officer